Señor Notario:

Sírvase usted extender en su registro de escrituras públicas una de Constitución de Hipoteca (en adelante, el “Contrato”) que celebran de una parte:

PURE BIOFUELS DEL PERÚ S.A.C., con Registro Único de Contribuyente No. 20513251506, con domicilio en Avenida Canaval y Moreyra No. 380, oficina 402, Distrito de San Isidro, Provincia y Departamento de Lima, representada por el señor Luis Alberto García Barrionuevo, identificado con Documento Nacional de Identidad No. 08240213, según poder otorgado en Junta General de Accionistas de fecha 21 de mayo de y cuya acta Usted Señor Notario se servirá insertar en la Escritura Pública a la que dé origen esta minuta, (a la que en adelante se denominará PURE BIOFUELS); y de la otra,

BANCO INTERNACIONAL DEL PERÚ S.A.A. - INTERBANK, con Registro Único de Contribuyente No. 20100053455, con domicilio en Avenida Carlos Villarán No. 140, Urbanización Santa Catalina, distrito de La Victoria, provincia y departamento de Lima, representada por el señor Claudio Alberto Thiermann Vorwerk, identificado con Documento Nacional de Identidad No. 09392407 y por el señor Carlos Manuel Gómez de la Torre Perochena, identificado con DNI No. 29616/885, según poderes que corren inscritos en los Asientos C-00086 - C00167 y C00165 respectivamente de la partida registral No. 11009129 del Registro de Personas Jurídicas de la Oficina Registral de Lima y Callao, (a la que en adelante se denominará INTERBANK); ambas denominadas conjuntamente las “Partes”; en los términos y condiciones que se señalan en las cláusulas siguientes:

CLÁUSULA PRIMERA:	DEFINICIONES

Los siguientes términos en mayúsculas utilizados en el presente Contrato, tendrán el significado que a continuación se señala:

1.1
CÓDIGO CIVIL: es el Código Civil de la República del Perú, aprobado por el Decreto Legislativo No. 295 y sus normas modificatorias y sustitutorias, siempre que dichas modificaciones y/o sustituciones no modifiquen y/o alteren los términos de este Contrato.

1.2	GARANTÍAS: son cualquiera de los siguientes contratos y/o documentos:

a)	El presente Contrato.
b)	Contrato de Fideicomiso en Administración.
c)	Contrato de Constitución de Derecho de Superficie.
d)	Contrato de Cesión de Posición Contractual.
e)	Los endosos de las pólizas de seguros.
f)	Cualquier otra garantía que sea celebrada o ejecutada para respaldar el pago de las OBLIGACIONES GARANTIZADAS.

1.3
INMUEBLE: Es el inmueble de propiedad de PURE BIOFUELS, ubicado en la Avenida Néstor Gambeta, S/N, Km. 11.50, lote B-2, Fundo Márquez, Provincia Constitucional del Callao, inscrito en la partida registral No.70091962 del Registro de la Propiedad Inmueble de la Oficina Registral de Lima y Callao.

1.4
LEY APLICABLE: son todas las leyes, normas legales, reglamentos, decretos o decisiones de carácter general de cualquier autoridad gubernamental, tal como éstas se encuentren vigentes en la República del Perú y como puedan ser modificadas o sustituidas en el futuro, siempre que dichas modificaciones y/o sustituciones no modifiquen y/o alteren los términos de este Contrato.

1.5
OBLIGACIONES GARANTIZADAS: son todas y cada una de las obligaciones que PURE BIOFUELS asumirá con INTERBANK derivadas de: (i) el Contrato de Retro-arrendamiento Financiero (el “Contrato de Retro-arrendamiento”) suscrito entre INTERBANK y PURE BIOFUELS en la misma fecha que este documento, a través del cual INTERBANK otorga a PURE BIOFUELS –sujeto a los términos y condiciones establecidas en dicho documento- una facilidad crediticia bajo la modalidad de retro- arrendamiento financiero por US$ 43’000,000 (Cuarenta y tres millones y 00/100 Dólares de los Estados Unidos de América); y, (ii) los Documentos del Financiamiento según definición de este término establecido en el Contrato de Retro-arrendamiento. También se encuentran incluidas dentro de las OBLIGACIONES GARANTIZADAS los intereses, gastos, comisiones, penalidades, las costas y los costos procesales, honorarios aplicables, así como todos y cualesquiera costos y costas y demás gastos, en el supuesto que resulte necesaria la ejecución de la HIPOTECA (según dicho término se encuentra definido líneas abajo). Siendo estos montos de naturaleza determinable, se determinarán conforme con las liquidaciones que efectúe INTERBANK ante la eventual ejecución de la HIPOTECA.

1.6
VALOR DEL INMUEBLE: Con arreglo a lo dispuesto en el artículo 720º del Código Procesal Civil, las partes acuerdan que el valor del INMUEBLE materia de la presente HIPOTECA, en caso de ejecución de la garantía conforme a lo previsto en la Cláusula Octava de este Contrato, será aquel que determinen las tasaciones periódicas que, conforme a lo señalado en este párrafo se realizará respecto del INMUEBLE. Sin perjuicio de lo anterior, INTERBANK se reserva el derecho de solicitar una tasación por año cuando lo estime conveniente por cuenta y cargo de PURE BIOFUELS siempre y cuando este último haya aprobado los honorarios del tasador. De manera adicional, INTERBANK podrá solicitar una tasación a cuenta y costo de PURE BIOFUELS cuando ésta sea solicitada razonablemente por INTERBANK ante la ocurrencia de algún siniestro que pueda genera un Cambio Material Adverso de acuerdo a la definición establecida en el Contrato de Retro-arrendamiento. Dichas tasaciones deberán ser efectuadas por un perito tasador inscrito en el Registro de Peritos Valuadores (en adelante, “REPEV”) de la Superintendencia de Banca, Seguros y Administradoras Privadas de Fondos de Pensiones mediante una tasación comercial que cuente con suficientes antecedentes de respaldo referidos a los precios utilizados como referencia para la valuación. El Perito será propuesto por INTERBANK y será aprobado por PURE BIOFUELS; quien no podrá negarse injustificadamente a la contratación del mismo. A la fecha de suscripción de este Contrato, según tasación, el Valor de Tasación del INMUEBLE asciende a la suma de US$ 7’058,769.00 (Siete Millones Cincuenta y Ocho Mil Setecientos Sesenta y Nueve y 00/100 Dólares de los Estados Unidos); y, el Valor de Realización Automática del INMUEBLE según la referida tasación, asciende a la suma de US$ 5’294,076.75 (Cinco Millones Doscientos Noventa y Cuatro Mil Setenta y Seis y 75/100 Dólares de los Estados Unidos de América).

CLÁUSULA SEGUNDA:	OBJETO

2.1
Mediante este Contrato PURE BIOFUELS constituye una HIPOTECA sobre el INMUEBLE a favor de INTERBANK como garantía del pago oportuno y total de las OBLIGACIONES GARANTIZADAS (en adelante, la “HIPOTECA”).

2.2
Conforme lo dispone el artículo 1104  del CÓDIGO CIVIL, la HIPOTECA se constituye para garantizar el fiel cumplimiento de todas y cada una de las OBLIGACIONES GARANTIZADAS que PURE BIOFUELS haya asumido o asuma frente a INTERBANK en el futuro.

Para estos propósitos, se entenderá que las OBLIGACIONES GARANTIZADAS han sido contraídas y han entrado en vigencia, en la oportunidad en la que se suscribe el Contrato de Retro-arrendamiento y los demás Documentos del Financiamiento referidos en el numeral 1.5 de la Cláusula Primera precedente.

CLÁUSULA TERCERA:	DECLARACIONES Y ASEVERACIONES

3.1
PURE BIOFUELS declara que es único y exclusivo propietario del INMUEBLE, y, por tanto, tiene pleno derecho, poder y autoridad para celebrar este Contrato sin violar ninguna obligación contractual, legal o de cualquier otro tipo frente a una entidad o persona, por lo que tiene plena y absoluta disposición sobre los bienes que lo conforman.

3.2
PURE BIOFUELS declara que sobre el INMUEBLE respecto del cual se constituye la HIPOTECA no existen cargas o gravámenes judiciales o extrajudiciales, excepto por una primera y preferencial hipoteca, hasta por la suma US$20’000,000 (Veinte millones y 00/100 Dólares de los Estados Unidos de América), a favor de Plainfield Special Situations Master Fund Limited. PURE BIOFUELS declara que con parte de los fondos que reciba por parte de INTERBANK en virtud del Contrato de Retro-arrendamiento, PURE BIOFUELS procederá a cancelar todas las obligaciones que mantenga pendientes frente a Plainfield Special Situations Master Fund Limited de acuerdo a lo señalado en el Contrato de Retro-arrendamiento, a fin de que ésta última suscriba todos los documentos privados y públicos necesarios para levantar la mencionada hipoteca; e iniciar el trámite ante los Registros Públicos. Una vez que este levantamiento de hipoteca ocurra, la hipoteca que se constituye por el presente instrumento a favor de INTERBANK, pasará a tener el primer rango de preferencia y prelación.

3.3
PURE BIOFUELS declara que la suscripción y cumplimiento del presente Contrato: (i) ha sido debidamente autorizada por los órganos societarios y/o instancias competentes; (ii) no contraviene la LEY APLICABLE; y (iii) no contraviene los estatutos de PURE BIOFUELS, convenio de accionistas alguno, ni ninguna restricción contractual de cualquier naturaleza que obligue o afecte a PURE BIOFUELS.

3.4
PURE BIOFUELS declara que los poderes de sus representantes, quienes suscriben el presente Contrato, han sido debidamente otorgados por los órganos competentes, se encuentran plenamente vigentes y cumplen con todas las formalidades requeridas para obligar válidamente a PURE BIOFUELS conforme a los términos del presente Contrato, en nombre y representación de PURE BIOFUELS.

CLÁUSULA CUARTA:	MONTO DEL GRAVAMEN

4.1
PURE BIOFUELS señala que el monto del gravamen creado por esta HIPOTECA es el monto total de las OBLIGACIONES GARANTIZADAS al momento en que INTERBANK proceda de acuerdo con lo estipulado en la Cláusula Octava de este Contrato. Sin embargo, para efectos registrales, la Partes acuerdan que el monto del gravamen de la hipoteca ascenderá a US$ 43’000,000.00 (Cuarenta y tres millones y 00/100 Dólares de los Estados Unidos de América).

4.2	Las Partes acuerdan que:

a)
El monto total garantizado por esta HIPOTECA incluirá cualquier monto que deba ser pagado a INTERBANK, que forme parte de las OBLIGACIONES GARANTIZADAS y que debe ser determinado por INTERBANK en las liquidaciones a las que se refiere el numeral 1.5 de este Contrato.

b)
El monto del gravamen de ningún modo deberá limitar el ejercicio de los derechos y/o medios judiciales y extrajudiciales de protección y para hacer efectivos los derechos que corresponden a INTERBANK en virtud de los términos y condiciones de este Contrato.

4.3	PURE BIOFUELS renuncia a solicitar judicialmente la reducción del monto del gravamen y/o la cancelación parcial de la HIPOTECA.

4.4	PURE BIOFUELS renuncia a solicitar judicialmente la sustitución de la HIPOTECA.

CLÁUSULA QUINTA:	EXTENSIÓN DE LA HIPOTECA

5.1
La HIPOTECA comprende, con los máximos alcances permitidos por la LEY APLICABLE y el artículo 1101 del CÓDIGO CIVIL sin reserva ni limitación alguna a: (i) todos y cada uno de los derechos y/o activos que de hecho y/o por derecho pertenezcan y/o pueda pertenecer al INMUEBLE; (ii) las construcciones o edificaciones que pudieren existir sobre el INMUEBLE y/o los bienes que en el futuro pudieran edificarse sobre el  INMUEBLE, así como el suelo, subsuelo y sobresuelo comprendiendo además sus partes integrantes, accesorios, instalaciones y en general todo aquello que por hecho y/o por derecho corresponda al INMUEBLE; y, (iii) de ser aplicable, todos los derechos a compensaciones por seguros o indemnizaciones provenientes de las pólizas vigentes así como de las renovaciones de las mismas o de cualquier otra póliza que se contrate en el futuro, sin limitación alguna, a los que PURE BIOFUELS pueda tener derecho por cualquier causa, incluyendo -pero sin limitarse a- pérdida, parcial o total, del INMUEBLE.

INTERBANK queda facultada a hacer efectivo directamente los derechos a que alude el párrafo precedente, los que a sola discreción de INTERBANK podrán ser, en lo aplicable: (i) incrementados a la HIPOTECA, en caso el monto total de las OBLIGACIONES GARANTIZADAS exceda el VALOR DEL INMUEBLE; o, (ii) aplicados a pago de la deuda.

5.2
Si el ejercicio de los derechos antes señalados generase gastos o pagos razonables, medidos en función de los valores de mercado aplicables y vigentes en dicho momento, PURE BIOFUELS se obliga a proveerlos a INTERBANK. De haber asumido INTERBANK dichos gastos o pagos, tendrá derecho a exigir su reembolso inmediato mediante la entrega a PURE BIOFUELS de la documentación que acredite dichos gastos o pagos, constituyendo su incumplimiento por PURE BIOFUELS causal de incumplimiento del presente Contrato.

CLÁUSULA SEXTA:	INDIVISIBILIDAD DE LA HIPOTECA

Conforme a lo dispuesto por el artículo 1102 del CÓDIGO CIVIL, la HIPOTECA que se constituye por el presente contrato es indivisible y subsiste por entero sobre todo el INMUEBLE hasta que se cumpla íntegramente con el pago oportuno y total de las OBLIGACIONES GARANTIZADAS.

CLÁUSULA SÉTIMA:	OBLIGACIONES DE PURE BIOFUELS

PURE BIOFUELS se  obliga a lo siguiente:

7.1
Mantener el INMUEBLE en perfectas condiciones, salvo el desgaste ocasionado por su normal uso y debido a las condiciones naturales del mismo, así como custodiarlo y cuidarlo adecuadamente, conservando su posesión en los términos del Contrato de Retro arrendamiento, y obligándose a informar mediante comunicación simple a INTERBANK  sobre la situación y estado del INMUEBLE, cada vez que INTERBANK así lo requiera. Todos los gastos que irroguen la conservación, custodia, y mantenimiento del INMUEBLE, informes, primas de seguros, pago de tributos, y cualquier gasto serán de cargo y cuenta de PURE BIOFUELS.

7.2
Permitir y/o realizar todas las acciones que resulten necesarias a fin de posibilitar el ingreso del personal designado por INTERBANK para inspeccionar el INMUEBLE, en las oportunidades que INTERBANK considere necesarias, siempre que esto sea comunicado a PURE BIOFUELS con una anticipación no menor de cinco (5) días hábiles.

7.3
A adoptar todas las acciones y emitir y entregar todos los documentos privados y públicos que puedan ser requeridos para formalizar, perfeccionar, mantener y/o ejecutar la HIPOTECA, así como a suscribir todos los documentos públicos y privados que se requieran para realizar y formalizar la transferencia de propiedad del INMUEBLE , en caso de ejecución de la HIPOTECA.

7.4
Como una obligación de no hacer, a no gravar, afectar, transferir ceder, arrendar o, en general, celebrar actos de disposición sobre todo o parte del INMUEBLE o cualquier contrato, negocio, actos en relación con el INMUEBLE en detrimento de los derechos de INTERBANK como acreedor hipotecario, salvo que cuente con el permiso previo y por escrito de INTERBANK conferido mediante escrito de fecha cierta. Quedan excluidos de la obligación antes mencionada todos los actos y contratos derivados de las actividades inherentes al curso ordinario de los negocios de PURE BIOFUELS que lleva a cabo en el INMUEBLE, tales como arriendo, subarriendo, almacenaje, guardianía, disposición de instalaciones, operación de terminales y administración. La relación antes mencionada es meramente enunciativa, por lo que se entenderá dentro de las actividades de PURE BIOFUELS, todas aquellas que se encuentren vinculadas al desarrollo de su negocio que lleva a cabo en el INMUEBLE que no implique constitución de garantías y enajenación respecto del INMUEBLE.

7.5
A oponerse, dentro del término y en la forma prevista en la LEY APLICABLE, en el caso que el INMUEBLE fuera objeto de medida cautelar, embargo u otra medida similar, sea judicial o extrajudicial, haciendo conocer al juez o autoridad pertinente y a los interesados en el proceso, la existencia de este Contrato y de la HIPOTECA; debiendo informar a INTERBANK de ello, dentro de los dos (2) días hábiles siguientes de haber sido notificados.

7.6
A pagar todos los gastos, incluyendo, sin limitación alguna, los gastos relacionados con la formalización de esta minuta en escritura pública, así como los gastos de inscripción en Registros Públicos, así como cualquier modificación o enmienda a este Contrato. Para dicho efecto, PURE BIOFUELS autoriza, expresa e irrevocablemente, a INTERBANK a debitar de cualquiera de sus cuentas que mantenga en INTERBANK, las sumas de dinero que correspondieran por dichos gastos, incluso en aquellos casos que dichas cuentas no tuvieran saldo disponible y el débito ocasionara su sobregiro.

7.7	PURE BIOFUELS se obliga a complementar y/o a sustituir, parcial o totalmente, el INMUEBLE por otro y/u otros bienes de valor equivalente, en favor y a satisfacción de INTERBANK, en caso que:

a)	PURE BIOFUELS hubiese sido demandado respecto de la propiedad o posesión del INMUEBLE y que sobre la demanda exista una resolución judicial firme que cause efecto.

b)
Un tercero trabe embargo o, en general, afecte mediante cualquier medida judicial o extrajudicial el INMUEBLE que impida la posesión del mismo por parte de PURE BIOFUELS y que la posesión del INMUEBLE no haya sido recuperada dentro de un plazo de sesenta (60) días.

c)
Por cualquier motivo, PURE BIOFUELS pierda o transfiera, por causas ajenas a su voluntad o por decisión adoptada por autoridad competente, la propiedad del INMUEBLE y hayan transcurrido quince (15) días hábiles sin que la HIPOTECA hubiese sido sustituida ante este supuesto.

d)
Se verifique la pérdida de EL INMUEBLE, o menoscabo o disminución del EL VALOR DEL INMUEBLE por más del 50% del valor comercial del INMUEBLE, sea por caso fortuito o fuerza mayor, por causa imputable a PURE BIOFUELS, por vicio o por cualquier otra causa y hayan transcurrido quince (15) días hábiles sin que la HIPOTECA hubiese sido sustituida ante este supuesto.

7.8
En caso de no cumplir con la mejora o sustitución de la HIPOTECA, INTERBANK podrá considerar dicha situación como una causal de resolución en los términos de la Cláusula Trigésimo Sexta del Contrato de Retro-arrendamiento. Para los efectos de lo antes mencionado, se procederá conforme a los términos y demás condiciones establecidas  en la Cláusula Trigésimo Sexta del Contrato de Retro-arrendamiento para las causales de resolución.

7.9
En caso el INMUEBLE fue asegurable de acuerdo a usos y costumbres del mercado, PURE BIOFUELS asegurará el INMUEBLE en los términos establecidos en el Contrato de Retro-arrendamiento en lo que fuera aplicable.

CLÁUSULA OCTAVA:	EVENTOS DE INCUMPLIMIENTO Y EJECUCIÓN DE LA HIPOTECA

8.1
En caso que PURE BIOFUELS incumpliera, parcial o totalmente con las OBLIGACIONES GARANTIZADAS y como consecuencia de ello se resuelva el Contrato de Retro-arrendamiento, INTERBANK tendrá derecho a dar por vencidos todos los plazos que le hubiere otorgado a PURE BIOFUELS por cualquier obligación no vencida y a exigir el cobro íntegro de lo adeudado más los intereses moratorios y compensatorios, gastos, costas y cualquier otro concepto vinculado a ellos e iniciar la ejecución judicial de la HIPOTECA.

Para los efectos de lo señalado en el párrafo anterior las partes señalan que cualquier obligación de PURE BIOFUELS derivados de los Documentos del Financiamiento, según dicho término se encuentra definido en  el Contrato de Retro-arrendamiento, frente a INTERBANK estará sujeta a mora automática.

Ambas partes acuerdan que para acreditar el incumplimiento de PURE BIOFUELS bastará una declaración en tal sentido de INTERBANK.

8.2
Para el improbable caso de ejecución de la HIPOTECA en el marco del proceso judicial, las Partes convienen en que el precio base del INMUEBLE será como mínimo las dos terceras partes (2/3) del VALOR DEL INMUEBLE, ajustado de acuerdo con la última tasación que hubiere sido practicada respecto del INMUEBLE en los términos del numeral 1.6 la cláusula primera.

8.3
Sin perjuicio de lo dispuesto en el Código Procesal Civil, INTERBANK, de estimarlo conveniente, estará facultado para enviar a PUREBIOFULES en forma previa a la presentación de la demanda respectiva, una comunicación debidamente suscrita por un representante autorizado indicando la verificación de una de las causales descritas en el numeral 8.1 requiriéndole el pago correspondiente. A dicha comunicación INTERBANK podrá adjuntar el estado de cuenta del saldo deudor de PUREBIOFULES que contenga el monto total de las OBLIGACIONES GARANTIZADAS calculadas y liquidadas a determinada fecha.

8.4
Las Partes acuerdan que el monto de las OBLIGACIONES GARANTIZADAS cuyo pago será satisfecho con el producto de la ejecución de la HIPOTECA de conformidad con lo establecido en este Contrato, será aquél determinado por INTERBANK en el estado de cuenta del saldo deudor que contenga el monto total de dichas obligaciones calculadas y liquidadas a determinada fecha, el cual no podrá ser cuestionado por PURE BIOFUELS, salvo que exista error manifiesto.

8.5	El pago derivado de la ejecución de la HIPOTECA se imputará:

a)	En primer lugar, al pago del íntegro de las OBLIGACIONES GARANTIZADAS.

b)
En segundo lugar, a cubrir los costos y gastos derivados del ejercicio de los derechos que se le confieren a INTERBANK bajo el Contrato incluyendo, pero sin limitarse a, los honorarios y gastos razonables debidamente acreditados de sus agentes y asesores legales y todos aquellos gastos debidamente acreditados en que pudiera haber incurrido INTERBANK en conexión con el ejercicio de dichos derechos para la ejecución de la HIPOTECA.

c)
En tercer lugar, cualquier saldo o excedente que resulte después de haber realizado el pago a que se refieren los acápites a) y b) precedentes, dicho saldo o excedente será entregado a PURE BIOFUELS o a sus respectivos sucesores o cesionarios, o a quien ordene cualquier juez o tribunal de jurisdicción competente.

8.6
En todo lo no regulado en la presente cláusula respecto de la ejecución de la HIPOTECA, serán de aplicación las normas pertinentes contenidas en el Código Procesal Civil o en cualquier otra disposición que las modifique, reemplace o que resultasen aplicables.

CLÁUSULA NOVENA:	NOTIFICACIONES

Cualquier notificación dirigida a las partes se entenderá válidamente entregada si consta por escrito dirigido al domicilio de las partes indicado en la parte introductoria de este contrato, mediante conducto notarial. Cualquier cambio de domicilio para ser considerado válido deberá ser comunicado a la otra parte mediante comunicación notarial con un plazo de anticipación de quince (15) días hábiles.

CLÁUSULA DÉCIMA:	LEY APLICABLE, JURISDICCIÓN Y COMPETENCIA

El presente Contrato y la creación, modificación, extensión y extinción de los derechos creados por el mismo, quedan sujetos a la LEY APLICABLE.

Las partes acuerdan de manera expresa que cualquier disputa, controversia o reclamo que surja o resulte del presente Contrato así como de su ejecución y cumplimiento, será sometida a la competencia y jurisdicción de los jueces y tribunales de Perú, distrito judicial de Lima-Cercado, para lo cual hacen renuncia expresa al fuero que por sus domicilios pudiera corresponderles

CLÁUSULA UNDÉCIMA:	DISPOSICIONES GENERALES

11.1
Las partes acuerdan que la suscripción de la Escritura Pública que la presente minuta origine, así como su correspondiente ingreso a los Registros Públicos,  constituye condición precedente para el desembolso del financiamiento que realizará INTERBANK en el marco del Contrato de Retro-arrendamiento Financiero.

11.2
A partir del momento en el cual se haya producido el pago total de las OBLIGACIONES GARANTIZADAS a satisfacción de INTERBANK, ésta tendrá la obligación de levantar la presente HIPOTECA, para lo cual se obliga a suscribir y entregar a PURE BIOFUELS todos los documentos necesarios para tal efecto de manera inmediata contra requerimiento escrito de PURE BIOFUELS en tal sentido.

11.3
Este Contrato sólo podrá ser modificado, regulado o resuelto, y esta HIPOTECA únicamente será extinguida, por acuerdo expreso y escrito de las Partes otorgado con las formalidades establecidas por la LEY APLICABLE e inscrito en el Registro Público correspondiente.

11.4
PURE BIOFUELS está prohibido de ceder, total o parcialmente, sus derechos o su posición contractual en este Contrato a favor de terceros, salvo previa autorización por escrito de INTERBANK. No obstante ello, mediante el presente Contrato PURE BIOFUELS presta su conformidad en forma anticipada a cualquier cesión de derechos o posición contractual que realice o pudiera realizar INTERBANK.

11.5
La constitución y/o ejecución de la HIPOTECA acordada mediante este Contrato, no limita ni restringe el derecho de INTERBANK de ejercer el derecho de compensación que le otorga el artículo 132 de la Ley No. 26702, Ley General del Sistema Financiero y del Sistema de Seguros y Orgánica de la Superintendencia de Banca y Seguros.

11.6	Los encabezados y títulos utilizados en cada Cláusula tienen únicamente carácter referencial y no tienen efecto alguno para la interpretación del contenido y alcances de este Contrato.

11.7	La eventual nulidad de cualquier cláusula o provisión de este Contrato, no generará la nulidad de ninguna otra provisión, cláusula ni del Contrato.

Sírvase usted, Señor Notario, proceder a insertar las cláusulas de ley y pasar los partes al registro correspondiente.

Lima, a los 24 días del mes de junio de 2009